Exhibit 99.1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is made on August 22, 2006 and effective as of May 19th, 2006, by and between Andrew J. Tavi (“Employee”) and Noble International, Ltd, a Delaware corporation, whose address is 28213 Van Dyke Avenue, Warren, Michigan 48093 (the “Company”).

RECITALS

WHEREAS, the Company is engaged in the business of laser blank welding for the automotive industry (the “Business”).

WHEREAS, the Company desires to employ Employee, and Employee desires to be employed by the Company, upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, and intending to be legally bound, the parties, subject to the terms and conditions set forth herein, agree as follows:

TERMS

1. Employment Term. Subject to the terms and conditions set forth herein, the Company agrees to employ Employee, and Employee hereby accepts employment, as Vice President and General Counsel (“GC”) of the Company and its subsidiaries (the “Position”), for a term commencing on May 19, 2006 and ending on December 31, 2006 (the “Employment Term”) unless otherwise terminated under this Agreement. The Employment Term will automatically extend for successive periods of one year at the end of the then current Employment Term unless either the Company or Employee notifies the other in writing (a “Non-Renewal Notice”) of the expiration of the Employment Term at least 60 days prior to the end of the then current Employment Term.

2. Duties. During the Term, Employee shall serve the Company faithfully and to the best of Employee’s ability, shall devote Employee’s full attention, skill and efforts to the performance of the duties of the Position, which duties shall be having responsibility for general legal matters of the Company and its subsidiaries, including regulatory filings, providing general legal and business counseling to the Company’s various business units and other matters as directed by the Chief Executive Officer and/or Board of Directors.

3. Other Business Activities. During the Term, other than as provided in Section 2 above, Employee will not engage in any other business activities or pursuits which are contrary to Employee’s responsibilities and obligations pursuant to this Agreement.

4. Compensation. The Company shall pay Employee, and Employee hereby agrees to accept, as compensation for all services rendered hereunder:

•	a base salary of Two Hundred Thousand Dollars ($225,000) annually, less applicable withholdings (the “Base Salary”), payable in a manner and at such times as is consistent with the payroll practices of the

Company. Such Base Salary shall be reviewed no less than annually by senior management and the Board of Directors (or a committee thereof) which may be adjusted upward in the discretion of senior management and Board of Directors (or a committee thereof) commensurate with and taking into account (i) increases given to executives of the Company, (ii) the Company’s performance, and (iii) any increase in the scope of Employee’s responsibilities or duties or of the Company’s operations;

•	Performance Bonus – a bonus as determined by the Board in consultation with the Employee and based upon individual performance and performance goals to be set by management of the Company applicable to senior executives of the Company, payable as and when bonuses are paid to such executives.

5. Benefits. Employee shall be entitled to those employee benefits which the Company from time to time generally make available to employees and/or executives (“Benefits”) pursuant to the terms and conditions of the Company’s benefit plans and/or policies. The Benefits shall initially include, without limitation:

a. Medical, dental, vision, and life and disability insurance and such other benefits as the Company may determine from time to time.

b. Incentive, savings and retirement plans, practices, policies and programs applicable to executives of the Company, including 401(k), stock matching, equity grants, severance and retirement.

c. Paid vacation time in accordance with the plans, practices, policies and programs applicable to executives of the Company at three weeks for each calendar year.

d. Monthly reimbursement of any country club and/or private club dues incurred by him.

6. Reimbursement of Business Expenses. Subject to such conditions as the Company may from time to time determine, Employee shall be reimbursed for ordinary and reasonable documented expenses incurred by Employee in the performance of Employee’s duties under this Agreement. In addition, Employee shall be entitled to an automobile expense in the amount of Seven Hundred Fifty Dollar ($750) per month plus a Company paid gas card. Employee shall also be reimbursed for cellular telephone and blackberry costs and expenses as well as customary expenses relating to state bar requirements and related professional activities.

7. Confidentiality. Employee recognizes and acknowledges that the Confidential Information (as hereinafter defined) is a valuable, special and unique asset of the Company. As a result, both during the Term and indefinitely thereafter, Employee shall not, without the prior written consent of the Company, for any reason, either directly or indirectly divulge to any third party or use for Employee’s own benefit or for any purpose other than the exclusive benefit of the Company any confidential, proprietary, business or technical information or trade secrets of the Company or of any subsidiary or affiliate of the Company (“Confidential Information”) revealed, obtained or developed in the course of Employee’s employment with the Company. Such Confidential Information shall include, but shall not be limited to, the intangible personal property described in Section 8.b hereof, any information relating to methods of production, manufacture, service, research, specifications, computer codes, business, marketing and sales techniques and concepts, other data and materials used in performing the Employee’s duties, costs, business studies, business procedures, finances, marketing data, methods, plans and efforts, the terms of contracts and agreements with customers, contractors and suppliers, litigation strategy and other Confidential Information relating to litigation, the Company’s relationship with actual and prospective customers, contractors and suppliers and the needs and requirements of, and the Company’s course of dealing with, any such actual or prospective customers, contractors and suppliers, personnel information, customer and vendor credit information and any other materials that have not been made available to the general public; provided, that nothing herein contained shall restrict Employee’s ability to make such disclosures during the course of Employee’s employment as may be necessary or appropriate to the effective and efficient discharge of the duties required by or appropriate for Employee’s Position or as such disclosures may be required by law; and further provided, that nothing herein contained shall restrict Employee from divulging or using for Employee’s own benefit or for any other purpose any Confidential Information that is readily available to the general public so long as such information did not become available to the general public as a direct or indirect result of Employee’s breach of this Section 7.

8. Inventions and Property.

a. Title to Proprietary Information. All right, title and interest in and to proprietary information shall be and remain the sole and exclusive property of the Company. During the Term, Employee shall not remove from the Company’s offices or premises any documents, records, notebooks, files, correspondence, reports, memoranda or similar materials of, or containing, proprietary or Confidential Information or other materials or property of any kind belonging to the Company, unless necessary or appropriate in accordance with the duties and responsibilities required by or appropriate for Employee’s position, and, in the event that such materials or property are removed, all of the foregoing shall be returned to their proper files or places of safekeeping as promptly as possible after the removal.

b. Development of Intellectual Property.

i. Employee agrees that all right, title and interest in and to any innovations, designs, systems, analyses, ideas for sales and marketing programs, customer contacts, and all copyrights, patents, trademarks and trade names, or similar intangible personal property which have been or are developed or created in whole or in part by Employee (A) at any time and at any place during Employee’s employment with the Company and which, in the case of any or all of the foregoing, are related to and used in connection with the Business or any other business of the Company, (B) as a result of tasks assigned to Employee by the Company or (C) from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the

Company (collectively, the “Intellectual Property”), shall be and remain forever the sole and exclusive property of the Company. Employee shall promptly disclose to the Company all Intellectual Property and Employee shall have no claim for additional compensation for the Intellectual Property.

ii. Employee acknowledges that all the Intellectual Property that is copyrightable shall be considered a work made for hire under United States Copyright Law. To the extent that any copyrightable Intellectual Property may not be considered a work made for hire under the applicable provisions of the United States Copyright Law, or to the extent that, notwithstanding the foregoing provisions, Employee may retain an interest in any Intellectual Property that is not copyrightable, Employee hereby irrevocably assigns and transfers to the Company any and all right, title, or interest that Employee may have in the Intellectual Property under copyright, patent, trade secret and trademark law, in perpetuity or for the longest period otherwise permitted by law, without the necessity of further consideration. The Company shall be entitled to obtain and hold in their own name all copyrights, patents, trade secrets, and trademarks with respect thereto.

iii. Employee further agrees to reveal promptly all information relating to the same to an appropriate officer of the Company and to cooperate with the Company and execute such documents as may be necessary or appropriate (A) in the event that the Company desires to seek copyright, patent or trademark protection, or other analogous protection, thereafter relating to the Intellectual Property, and when such protection is obtained, to renew and restore the same, and (B) to defend any opposition proceedings in respect of obtaining and maintaining such copyright, patent or trademark protection, or other analogous protection..

9. Non-Competition

a. Employee agrees that the Employee shall not during the Employee’s employment with the Company, and, if the Employee’s employment is terminated for any reason other than termination of employment without Just Cause or for Good Reason, thereafter for a period of one (1) year directly or indirectly, engage in or become employed by any Prohibited Business as defined below.

b. The Employee agrees that if the Employee’s employment is terminated without Just Cause (as defined in Section 10.1 hereof) or for Good Reason (as defined in Section 10.b hereof), thereafter during the period in which the Employee is receiving payments under either Section 10.d or 10.e hereof, directly or indirectly, in any capacity, engage or participate in or become employed by or render advisory or consulting or other services in connection with any Prohibited Business as defined below.

c. Notwithstanding Section 9.b. above, at any time during which the Employee is receiving the payments and benefits due the Employee pursuant to Sections 10.d or 10.e, as the case may be, the Employee may elect by written notice to the Company to forego and release the Company from paying such payments and providing such benefits. From and after the date of such notice (i) the Company shall have no further obligation to make such payments or provide such benefits, and (ii) the obligation of the Employee set forth in Section 9.a. or 9.b., as applicable. shall terminate.

d. The Employee agrees that the Employee shall not during the Employee’s employment with the Company, and, if the Employee’s employment is terminated for any reason, thereafter for a period of one (1) year, make any financial investment, whether in the form of equity or debt, or own any interest, directly or indirectly, in any Prohibited Business. Nothing in this Section 9 shall, however, restrict the Employee from making any investment in any Company whose stock is listed on a national securities exchange or actively traded in the over-the-counter market; provided that (i) such investment does not give the Employee the right or ability to control the policy decisions of any Prohibited Business, and (ii) such investment does not create a conflict of interest between the Employee’s duties hereunder and the Employee’s interest in such investment.

e. “Prohibited Business” shall be defined as any business and any branch, office or operation thereof, which is a direct and material competitor of the Company with respect to the Business wherever the Company does business, in the United States or abroad, and which has established or seeks to establish contact, in whatever form (including but not limited to solicitation of sales, or the receipt or submission of bids) with any entity who is at any time a client, customer or supplier of the Company (including but not limited to all subdivisions of the federal government). Notwithstanding the foregoing, in no event shall “Prohibited Business” be deemed to include (i) any private law firm or (ii) any business engaging generally in the industry to which the Business relates provided it is not otherwise a Prohibited Business.

10. Termination.

a. Employee’s employment with the Company: (i) shall terminate upon Employee’s resignation (with or without Good Reason), death or Permanent Disability (as defined below) (each, an “Employee Termination”); and (ii) subject to the conditions set forth below, may be terminated at any time by the Company for any reason (or no reason), including, without limitation, for Just Cause (as herein defined). In addition, if a Non-Renewal Notice is delivered pursuant to Section 1, Employee’s employment with the Company shall terminate on the last day of the then current Employment Term and the Employment Term shall be deemed to have expired. Termination of Employee’s employment with the Company shall be effective on the following date: (1) if terminated as a result of Employee’s resignation, on the date specified in a written notice delivered by Employee to the Company, which date shall be at least 15 days following the date of such written notice; (2) if terminated as a result of death or Permanent Disability, upon the date of such event; (3) if terminated by the Company, on the date specified in a written notice delivered by the Company to Employee, and (4) if terminated by either the Company or Employee by virtue of delivery of a Non-Renewal Notice, on the last day of the then current Employment Term.

As used in this Agreement, “Just Cause” means: (i) Employee’s commission of any act of fraud, embezzlement or theft against the Company or any of its subsidiaries; (ii) Employee’s plea of guilty or of no contest with respect to, admission of, or conviction for, a felony or any crime involving moral turpitude, fraud, embezzlement, theft or misappropriation; (iii) Employee’s violation of the provisions set forth in Sections 7, 8 or 9; (iv) Employee’s misappropriation of the Company’s or any of its subsidiaries’ funds or a corporate opportunity by Employee; (v) Employee’s gross negligence, willful or reckless conduct that has brought or is reasonably likely to bring the Company or any of its subsidiaries into public disgrace or disrepute or which has had or is reasonably likely to have a materially adverse effect on the Business; (vi) any violation by Employee of any statutory or common law duty of loyalty to the Company or any of its subsidiaries; (vii) alcohol or substance abuse by Employee that interferes with the performance of Employee’s duties; or (viii) any other material breach by Employee of this Agreement; provided that the reasons described in clauses (iii), (vi), (vii) and (viii) shall constitute Just Cause only upon Employee’s failure to correct such behavior prospectively within ten (10) days following written notice thereof from the Company and provided further that “Just Cause” shall not include (1) bad judgment or negligence other than habitual neglect of duty, (2) any act or omission believed by the Employee in good faith to have been in or not opposed to the interest of the Company (without intent of the Employee to gain therefrom, directly or indirectly, a profit to which the Employee was not legally entitled); or (3) any act or omission with respect to which a determination could properly have been made that the Employee met the applicable standard of conduct for indemnification or reimbursement under the by-laws of the Company, any applicable indemnification agreement or the laws and regulations under which the Company is governed, in each case in effect at the time of such act or omission. The exercise of the right of the Company to terminate Employee’s employment for Just Cause shall not abrogate any rights or remedies of the Company in respect of the action giving rise to such termination.

b. For purposes of this Agreement, “Good Reason” shall mean (i) a reduction in the Employee’s Base Salary, the failure to receive benefits (including Benefits) that are substantially comparable in the aggregate to those which the Employee received at the time of the signing of this Agreement or the failure to participate in a bonus or incentive program that is substantially similar to the bonus or incentive program in which executives of the Company participate in at the time of the signing of and during the course of this Agreement, (ii) a substantial diminution of the Employee’s responsibilities or authority from those which would be consistent with the Employee’s position under this Agreement or such other position of the Employee as agreed in writing by the Employee and the Company, including without limitation a change in the duties or responsibilities of Employee that are not consistent with the position of General Counsel, (iii) the Employee’s work location is relocated more than 40 miles from his current work location, (iv) a material breach of any provision of this Agreement by the Company, in each case if the relevant circumstances or conditions are not cured (to the extent susceptible to cure) by the Company within 30 days after receipt by the Company of written notice thereof from the Employee, and/or (v) any other material adverse change to the terms and conditions of Employee’s employment under this Agreement.

c. For purposes of this Agreement, “Change of Control” shall mean (a) the sale or other transfer of more than 50% of the ownership interests of the Company to one or more non-affiliated corporations, persons or other entities, (b) the merger or consolidation of the Company with another non-affiliated corporation, person or entity such that the shareholders of the Company, immediately preceding the merger or consolidation own less than 50% of the person or other entity surviving the merger or consolidation, (c) the failure of the Company to assign this Agreement to a successor, (d) a majority of the members of the Board of Directors of the Company on the date of this Agreement (each a “Current Director”) cease to be members of the Board of Directors of the Company, provided that for purposes of this Section 10.c. any director recommended by a majority of the Current Directors as a successor of a Current Direct shall be deemed to be a Current Director, (e) any filing of voluntary or involuntary bankruptcy of the Company or agreement by the Company to any plan of reorganization, or if the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company, and/or (f) the sale, merger or other transfer of all or substantially all of the Company’s consolidated assets to one or more non-affiliated corporations, persons or other entities.

d. If Employee’s employment with the Company is terminated (1) by the Company without Just Cause, (2) by the Employee for Good Reason, (3) by the Company through expiration via a Non-Renewal Notice, or (4) by either Company or Employee within six (6) months of a Change in Control, Employee shall be entitled to, in addition to prompt payment of any salary earned prior to or on the date of termination but unpaid as of the date of termination, (i) twelve months of his monthly Base Salary from the date of termination, (ii) health plan continuation coverage (i.e. COBRA) provided by the Company and with respect to the Company’s welfare benefit plans,. and (iii) reimbursement of any unpaid expense Employee is otherwise entitled pursuant to Section 6. Payments of severance pay pursuant to this Section 10.d. shall be made in the same manner and at the same times as payments of the salary would have been made in accordance with Section 4, but for the termination of Employee’s employment. Notwithstanding the foregoing, at the Company’s discretion, payments of the total amount due pursuant to Section 10.d.i may be made in lump sum by the Company within 30 days of the date of termination, provided that the other benefits payable to Employee shall continue for the full severance term.

e. If Employee’s employment by the Company is terminated by resignation of Employee without Good Reason (other than in connection with a Change of Control pursuant to Section 10.d.(4)), Employee shall be entitled only to (i) his Base Salary accrued to the effective date of such termination, plus (ii) pay for vacation accrued but unused as of the effective date of such termination, plus (iii) any unpaid expense reimbursement Employee is entitled to pursuant to Section 6.

f. In addition to any amounts or benefits provided upon termination of employment hereunder and except as otherwise provided herein, the Employee shall be entitled to any payments or benefits explicitly provided under the terms of any plan, policy or program of the Company or as otherwise required by applicable law.

g. For the purposes of this Agreement, “Permanent Disability” shall have the same meaning as such phrase is given under the long term disability plan sponsored by the Company or, in the absence of such policy, as determined by the Employee’s treating physician and a physician selected by the Company.

11. Indemnification. The Company shall indemnify Employee, to the maximum extent permitted by law, during and after the termination of the Employee’s employment, against any and all judgments, settlement payments, costs, attorney fees, and other reasonable expenses incurred by Employee in connection with the defense of any action, suit or proceeding, arising from events before or during the term of Employee’s employment to which Employee has been made a party because the performance of employment duties under this Agreement, or by way of inclusion, the execution of this Agreement. This right to indemnification shall be in addition to any rights that the Employee may otherwise be entitled to under the Certificate of Incorporation or Bylaws of the Company as applicable.

12. Survival of Provisions. The provisions of this Agreement set forth in Sections 7, 8, 9, 10, 11, 12 and 20 hereof shall survive the termination of Employee’s employment hereunder.

13. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company’s successors and assigns.

14. Notice. Any notice or communication required or permitted under this Agreement shall be made in writing and sent by certified or registered mail, return receipt requested, addressed as follows:

If to Employee:

Andrew J. Tavi

18074 Stonebrook Drive

Northville, MI 48168

If to the Company:

Thomas L. Saeli

Chief Executive Officer

28213 Van Dyke Avenue

Warren, MI 48093

or to such other address as either party may from time to time duly specify by notice given to the other party in the manner specified above.

15. Entire Agreement; Amendments. This Agreement contains the entire agreement and understanding of the parties hereto relating to the subject matter hereof, and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature between the parties hereto relating to the employment of Employee with the Company. This Agreement may not be changed or modified, except by an Agreement in writing signed by each of the parties hereto.

16. Waiver. The waiver of the breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other or subsequent breach of this Agreement.

17. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Michigan without giving effect to the choice of law principles of such state.

18. Invalidity. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the validity of any other provision of this Agreement, and such provision(s) shall be deemed modified to the extent necessary to make it enforceable.

19. Section Headings. The section headings in this Agreement are for convenience only, and form no part of this Agreement and shall not affect its interpretation.

20. Specific Enforcement: Extension of Period.

Employee acknowledges that the restrictions contained in Sections 7 and 8 hereof are reasonable and necessary to protect the legitimate interests of the Company and its affiliates and that the Company would not have entered into this Agreement in the absence of such restrictions. Employee also acknowledges that any breach by Employee of Sections 7 and 8 hereof will cause continuing and irreparable injury to the Company for which monetary damages would not be an adequate remedy. The Employee shall not, in any action or proceeding to enforce any of the provisions of this Agreement, assert the claim or defense that an adequate remedy at law exists. In the event of such breach by Employee, the Company shall have the right to enforce the provisions of Sections 7, 8 and 9 of this Agreement through securing injunctive or other relief in any court without the necessity of posting a bond, and this Agreement shall not in any way limit remedies of law or in equity otherwise available to the Company. If an action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover, in addition to any other relief, reasonable attorneys’ fees, costs and disbursements.

21. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed the day and year first written above.

“EMPLOYEE”

ANDREW J. TAVI

/s/ Andrew J. Tavi
Date:	8/22/06

“COMPANY”

NOBLE INTERNATIONAL, LTD.

/s/ Thomas L. Saeli
Title:	Chief Executive Officer
Date:	8/24/06

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